EXHIBIT 99.1



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                                  EXHIBIT 99.1


                           ETC TRANSACTION CORPORATION


                                      PROXY


               FOR THE COMBINED ANNUAL AND SPECIAL MEETING OF THE
                 SHAREHOLDERS TO BE HELD ON _____________ , 1996

                             SOLICITED BY MANAGEMENT

The undersigned, being a shareholder of ETC Transaction Corporation (the "Corporation") hereby appoints L. Cade Havard, of Dallas, Texas, or failing him, Douglas K.B. McLean, of Calgary, Alberta, or (to appoint some other person see the accompanying Joint Proxy Statement/Prospectus/Information Circular dated ,
1996),  _________________________________________________ as proxy with power of substitution to attend, act and vote for me on my behalf at the Combined Annual and Special Meeting of the shareholders of the Corporation to be held on June 20, 1996, and at any adjournment(s) thereof, and to vote:

1. For ( ) or withhold vote ( ) the resolution to elect the directors nominated in the accompanying Joint Proxy Statement/Prospectus/Information Circular of the Corporation.

2. For ( ) or withhold vote ( ) the resolution to elect the replacement directors nominated in the accompanying Joint Proxy Statement/Prospectus/Information Circular of the Corporation, to serve upon completion of the Continuance and Merger, if approved.

3. For ( ) or withhold vote ( ) the resolution to appoint Simonton Kutac & Barnidge, L.L.P., of Houston, Texas, as Auditors of the Corporation for the year ending December 31, 1996, at a remuneration to be fixed by the Board of Directors.

4. For ( ) or against ( ) the special resolutions approving the Continuance of the Corporation from Alberta to Delaware, as described in the accompanying Joint Proxy Statement/Prospectus/Information Circular.

5. For ( ) or against ( ) the special resolutions approving the Amalgamation and Merger of the Corporation and Electronic Transmission Corporation, a Texas Corporation, as described in the accompanying Joint Proxy Statement/Prospectus/Information Circular.

6. For ( ) or against ( ) the special resolutions changing the name of the Corporation to Electronic Transmission Corporation, as described in the accompanying Joint Proxy Statement/Prospectus/Information Circular.

7.   On such other business as may properly come before the meeting.




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                                      - 2 -

The undersigned instructs the above-named proxy holder to act on each of the matters itemized above as directed. If no direction is given, such proxy holder shall vote for the matters in items 1 through 6 above. The undersigned hereby confers a discretionary authority upon such proxy holder to vote, in accordance with his best judgment, with respect to amendments or variations to the matters outlined above and with respect to matters other than those listed in the notice calling the meeting and which may properly come before the meeting.

                    The undersigned hereby revokes any proxy previously given.

                    DATED this _____ day of _______________, 1996.


                    --------------------------------------------------
                    Shareholder
                    (Please sign exactly as shares are registered. If the shareholder is a corporation, its corporate seal must be affixed to this Instrument)

                    --------------------------------------------------
                    Printed name

                    --------------------------------------------------
                    Number of shares owned

                                                     INSTRUCTIONS

                    1. This instrument appointing a proxy must be in writing and shall be dated and executed by the shareholder or his attorney authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof who has been duly authorized. If the proxy is not dated above, it will be deemed to bear the date on which it was mailed to the shareholder.

                    2. A shareholder has the right to appoint a person to attend and act for him and on his behalf at the meeting other than the persons named above. Such person need not be a shareholder. To exercise this right, insert the name and city of residence of the person you wish to be your nominee in the space provided above.

                    3. SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE THIS FORM OF PROXY AND RETURN IT TO THE CORPORATION'S TRANSFER AGENT IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.



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                                  EXHIBIT 99.2



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                                  EXHIBIT 99.2


                       ELECTRONIC TRANSMISSION CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS
                              JUNE _________, 1996

     The undersigned hereby appoints L. Cade Havard with power of substitution, as a proxy to vote all stock of Electronic Transmission Corporation (ETC-Texas) owned by the undersigned at the Special Meeting of Shareholders to be held at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248 at p.m. local time on , 1996, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

     1. Proposal to merge with and into ETC Transaction Corporation, a Delaware corporation, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated May 1, 1996.
                    |_| FOR |_| AGAINST |_| ABSTAIN

     2. Election of six (6) individuals to serve as directors of the "Surviving Corporation" following the merger of ETC-Texas with and into ETC-Transaction Corporation and until the next annual meeting of the shareholders of the Surviving Corporation.

          |_| FOR |_| WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES NAMED

          Names of Nominees: L. Cade Havard, Elaine Boze, Timothy P. Powell, David O. Hannah, Michael Eckstein, Rick L. Snyder
          (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the following line.)



     3. In his discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

                    |_| FOR |_| AGAINST |_| ABSTAIN




             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE


     This Proxy is solicited on behalf of the ETC-Texas's Board of Directors.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the merger with and into ETC Transaction Corporation.

     Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       DATED:   __________________________, 1996


                                                 -------------------------------
                                                        Signature of Shareholder


                                                    ----------------------------
                                                       Signature if held jointly


     PLEASE mark, sign,date and return the Proxy Card promptly using the enclosed envelope.


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